UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 19, 2022
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 Other Events
On July 19, 2022, the United States District Court for the District of Kansas entered an order (the “Order”) preliminarily approving an Amended Stipulation of Settlement, dated June 24, 2022 (the “Amended Stipulation”), and the proposed derivative settlement (the “Settlement”) set forth therein of the actions styled Maloney v. Gayhardt, Case No. 2:21-cv-02308-KHV-TJJ (D. Kan.) and Ayers v. Faulkner, Case No. 2:21-cv-02311-KHV-TJJ (D. Kan.). Pursuant to the Order, CURO Group Holdings Corp. is filing herewith (1) a Notice of (I) Pendency and Proposed Settlement of Shareholder Derivative Actions; (II) Settlement Hearing; and (III) Motion for an Award of Attorneys’ Fees and Expenses (the “Notice”) and (2) the Amended Stipulation, attached as Exhibits 99.1 and 99.2, respectively. A hearing to consider final approval of the Settlement is scheduled to be held on October 27, 2022 as set forth in the Notice.

(d). Exhibits

Exhibit Number	Description
99.1	Notice of (I) Pendency and Proposed Settlement of Shareholder Derivative Actions; (II) Settlement Hearing; and (III) Motion for an Award of Attorneys’ Fees and Expenses
99.2	Amended Stipulation of Settlement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of July, 2022.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer